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                                 Edward A. Foehl
                               3609 SE 177th Ave.
                               Vancouver, WA 98683

TO:        Distribution                                      Date: June 14, 1999

FROM:      Edward A. Foehl

SUBJECT:   Resignation From Wilshire Financial Services Group Board of Directors


Effective the above date, I resign my position as a member of the Board of Directors of Wilshire Financial Services Group. Because of new professional commitments that were not anticipated at the time I joined the Board, I no longer have the necessary time required to properly execute my responsibilities in a situation that requires high levels of involvement.

Please forward my outstanding directors fees of $4,500 for three personal meetings and three telephone meetings as well as travel expenses for the June 2 meeting in Los Angeles (submitted shortly to the address shown above).

I appreciated the opportunity to make your acquaintance and wish you every success with Wilshire Financial.

                                          Sincerely,

                                          /s/ Edward A. Foehl
                                          Edward A. Foehl

Distribution:

Elizabeth Aaroe
Robert Deutschman
Larry B. Faigin
Daniel Markee
Geoffrey Hawkins
Brian Lavin
Jonathan B. Cleveland
Bennett J. Murphy
Andrew Wiederhorn
Larry Mendelsohn
Mark Peterman